                                Exhibit No. 3.6

                ________________________________________________


                               MR. CAR MAN, INC.,
                             a Virginia Corporation



                          _____________________________

                                   Indenture

                        Dated as of December ____, 1996

                          ____________________________


                                  $10,000,000

                Promissory Notes and Installment Sales Contracts
                           with Corporate Guarantees

                       3 1/2 Year Maturity Date For Notes
                     3 1/2 Year Average Term for Contracts



                _______________________________________________

                               TABLE OF CONTENTS

Article   Section                     Heading                         Page
1                        DEFINITIONS AND INCORPORATION                 1
                         BY REFERENCE

          1.01           Definitions                                   1
          1.02           Other Definitions                             2
          1.03           Incorporation by Reference of Trust           2
                         Indenture Act
          1.04           Rules of Construction                         3

2                        THE SECURITIES                                3

          2.01           Form and Dating                               3
          2.02           Execution and Authentication                  3
          2.03           Registrar                                     4
          2.04           Corporation to Hold Money in Trust            4
          2.05           Securityholder Lists                          4
          2.06           Registration, Transfer and Exchange           4
          2.07           Replacement of Lost or Stolen                 5
                         Securities
          2.08           Outstanding Securities                        5
          2.09           Cancellation                                  5
          2.10           Defaulted Interest                            5

3                        PREPAYMENT OF NOTES                           6

          3.01           Notices to Registrar                          6
          3.02           Selection of Notes to be Prepaid              6
          3.03           Notice of Prepayment                          6
          3.04           Deposit of Prepayment Amount                  7
          3.05           Effect of Notice of Prepayment                7
          3.06           Notes Prepaid in Part                         7

4                        COVENANTS                                     7

          4.01           Certain Definitions                           7
          4.02           Payment of Securities                         8
          4.03           Limitation on Liens                           8
          4.04           Payment of Dividends                         10
          4.05           Corporate Existence                          10
          4.06           Maintenance of Principal Properties          10
          4.07           Ownership of Restricted Subsidiaries         11
          4.08           SEC Reports                                  11
          4.09           No Lien Created                              11

5                        SUCCESSOR CORPORATION                        11

          5.01           When Corporation May Merge, etc.             11
          5.02           When Securities Must Be Secured              11

6                        DEFAULTS AND REMEDIES                        12

          6.01           Events of Default                            12
          6.02           Acceleration                                 13
          6.03           Other Remedies                               13
          6.04           Waiver of Past Default                       14
          6.05           Limitation on Suits                          14
          6.06           Rights of Holders to Receive Payment         14
          6.07           Collection Suit by Securityholders           14
          6.08           Registrar May File Proofs of Claim           15
          6.09           Priorities                                   15

7                        DISCHARGE OF INDENTURE                       15

8                        AMENDMENTS, SUPPLEMENTS AND WAIVERS          15

          8.01           Without Consent of Holders                   15
          8.02           With Consent of Holders                      16
          8.03           Compliance with Trust Indenture Act          16
          8.04           Revocation and Effect of Consents            16
          8.05           Notation on or Exchange of Securities        16
          8.06           Registrar to Sign Amendments, etc.           17

9                        MISCELLANEOUS                                17

          9.01           Trust Indenture Act Controls                 17
          9.02           Notices                                      17
          9.03           Communication by Holders with Other          18
                         Holders And Obligations of Registrar
          9.04           Certificate and Opinion as to                18
                         Conditions Precedent
          9.05           Statements Required in Certificate or        18
                         Opinion
          9.06           When Treasury Securities Disregarded         19
          9.07           Rules by Registrar                           19
          9.08           Legal Holidays                               19
          9.09           Governing Law                                19
          9.10           No Adverse Interpretation of Other           19
                         Agreements
          9.11           Successors                                   19

        SIGNATURES                                                    20

     INDENTURE dated as of December ____, 1996, is entered into by Mr. Car Man, Inc., a Virginia corporation ("Corporation").

     Corporation agrees as follows for the equal and ratable benefit of the Holders of the Corporation's Promissory Notes and Installment Sales Contracts with corporate Guarantees (hereinafter collectively referred to as the "Securities"):

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

Section 1.01.  Definitions.
               -----------

     "Contract" means the Corporation's Installment Sales Contracts issued pursuant to this Indenture and the Registration Statement.

     "Contract Securityholder" means any person who at the time is the holder of any Contract.

     "Corporation" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

     "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

     "Guarantee" means the Corporation's guarantee to satisfy all obligations arising under a defaulted Contract until such time as a replacement Contract is substituted therefor.

     "Holder" or "Securityholder" means the person who is the holder of any Security and the person in whose name a Registered Security is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Note" means the Corporation's Promissory Notes issued pursuant to this Indenture and the Registration Statement.

     "Noteholder" means any person who at the time is the holder of any Note.

     "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer or the Secretary of the Corporation.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Corporation. (See Sections 9.04 and 9.05.)

     "Principal" of a Security means the amount stated as principal on the face of the Security.

     "Prospectus" means either the Notes Prospectus or Contracts Prospectus, as the context dictates, being a part of the Corporation's SB-1 Registration Statement filed with the SEC pursuant to which this Indenture has been issued.

     "Registered Security" means Securities of the Corporation issued pursuant to this Indenture and fully registered on the Registrar's books.

     "Registered Securityholder" means the registered holder of any Registered Security.

     "Registration Statement" means the SB-1 Registration Statement filed by the Corporation with the SEC pursuant to the Corporation's offer to sell up to $10,000,000.00 in Notes and Contacts to investors.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Notes and Contracts with Guarantees, collectively, issued pursuant to this Indenture and the Registration Statement, and as amended or supplemented from time to time.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa et seq.) as in effect on the date of this Indenture.

Section 1.02.  Other Definitions.
               -----------------

          Term                                   Defined in Section
     "Bankruptcy Law"                                    6.01
     "Board of Directors"                                4.01
     "Consolidated Net Tangible Assets"                  4.01
     "Custodian"                                         6.01
     "Debt"                                              4.01
     "Event of Default"                                  6.01
     "Legal Holiday"                                     9.08
     "Lien"                                              4.01
     "Principal Property"                                4.01
     "Registrar"                                         2.03
     "Restricted Property"                               4.01
     "Restricted Subsidiary"                             4.01
     "Subsidiary"                                        4.01

Section 1.03.  Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture securityholder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "obligor" on the indenture securities means the Corporation.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

Section 1.04.  Rules of Construction.
               ---------------------

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

     (3)  "or" is not exclusive; and

     (4) words in the singular include the plural, and in the plural include the singular.

                                   ARTICLE 2
                                 THE SECURITIES
                                 --------------

Section 2.01.  Form and Dating.
               ---------------

     The Securities shall be comprised of the Notes and Contracts, a copy of which documents are appended hereto in Exhibits A and B, respectively. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Corporation shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

Section 2.02.  Execution and Authentication.
               ----------------------------

     One Officer shall sign the Securities for the Corporation. With respect to the Contracts, the Officer shall sign the Assignment Of Sales Contract or the Partial Assignment Of Sales Contract (hereinafter the "Assignment") to evidence the transfer of this Security, all as more particularly described in the Contracts Prospectus. The Corporation's seal shall be reproduced on the Securities, if deemed necessary by the Corporation.

     No Security shall be valid until the Officer manually signs the Note or the Assignment. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Corporation shall authenticate Securities for original issue in the aggregate principal amount of up to $10,000,000 as provided for in the Registration Statement. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

Section 2.03.  Registrar.
               ---------

     The Corporation shall maintain an office where Securities may be presented for registration of transfer or for exchange ("Registrar") and for payment. The Registrar shall keep a register of the Registered Securities and of their transfer and exchange. The Corporation may have one or more Co-Registrars, any one or all of whom may be Officers.

Section 2.04.  Corporation to Hold Money in Trust.
               ----------------------------------

     The Corporation shall hold in trust for the benefit of Securityholders all money held by the Corporation for the payment of principal and/or interest on the Securities. The Corporation shall segregate the money and hold it as a separate trust fund.

Section 2.05.  Securityholder Lists.
               --------------------

     The Corporation shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Securityholders.

Section 2.06.  Registration, Transfer and Exchange.
               -----------------------------------

     The Corporation will issue fully Registered Securities in the forms of Exhibit A and Exhibit B attached hereto. With respect to the Contracts, the Corporation will also issue an executed Assignment form.

     When a Contract is presented to the Registrar or a Co-Registrar with a request to exchange it for a replacement Contract in the event of a default, the Registrar shall register the exchange as requested. The obligations of the Corporation to effectuate such exchanges is more particularly described in the Contracts Prospectus. To permit exchanges, the Corporation shall authenticate Securities at the Registrar's request. The Corporation will not charge a fee for any such exchange.

Section 2.07.  Replacement of Lost or Stolen Securities.
               ----------------------------------------

     If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Corporation shall issue and authenticate a replacement Security corresponding to the Security that was lost, destroyed or wrongfully taken, if the requirements of the Virginia Uniform Commercial Code are met. In the event any lost, destroyed or wrongfully taken Security shall have matured or is about to mature, the Corporation may pay the same if the requirements of the applicable provisions of the Virginia Uniform Commercial Code are met. An indemnity bond must be sufficient in the judgment of the Corporation to protect the Corporation, the Registrar or any Co-Registrar from any loss which any of them may suffer if a Security is replaced. The Corporation may charge for its expenses in replacing a Security for the reasons set forth herein.

Section 2.08.  Outstanding Securities.
               ----------------------

     Securities outstanding at any time are all Securities authenticated by the Corporation except for those cancelled by it and those described in this Section. Securities outstanding include those held by the Corporation or its affiliates.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Corporation receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Corporation pays in cash, by wire transfer, or by certified funds, either by personal delivery or by certified mail to the last known address of the Securityholder on a maturity date in an amount sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue. Such Securities carry no rights except the right to receive payment.

Section 2.09.  Cancellation.
               ------------

     The Corporation at any time may deliver Securities to the Registrar for cancellation. The Registrar shall cancel and destroy all Securities surrendered for exchange, except defaulted Contracts, payment or cancellation. The Corporation may not issue new Securities to replace Securities it has paid and delivered to the Registrar for cancellation.

Section 2.10.  Defaulted Interest.
               ------------------

     If and to the extent the Corporation defaults in a payment of any principal and/or interest due under any Registered Security, it shall pay the defaulted installment plus interest to the persons who are Registered Securityholders in accordance with the respective terms set forth under the Notes and Contracts.

                                   ARTICLE 3
                              PREPAYMENT OF NOTES
                              -------------------

Section 3.01.  Notices to Registrar.
               --------------------

     If the Corporation wants to prepay the Notes as provided therein, it shall notify the Registrar of the prepayment date and the principal amount of Notes to be prepaid.

     If the Corporation wants to prepay a portion of the principal amount of the Notes on a pro-rata basis, it shall notify the Registrar of the amount of the reduction and the basis for it.

Section 3.02.  Selection of Notes to be Prepaid.
               --------------------------------

     If less than all Notes are to be prepaid, the Registrar shall select the Notes to be prepaid by a method the Registrar considers fair and appropriate. The Registrar shall make the selection from Notes outstanding not previously prepaid in part. The Registrar may select for prepayment portions of the principal of Notes that have an outstanding principal balance larger than $1,000. Notes and portions of them it selects shall be in amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Notes selected for prepayment in full also apply to portions of Notes selected for prepayment.

Section 3.03.  Notice of Prepayment.
               --------------------

     At least 5 days but not more than 30 days before a prepayment date, the Corporation shall mail and first publish notice of prepayment as provided in
Section 9.02.

     The notice shall identify the Notes to be prepaid and shall state:

     (1)  the prepayment date;

     (2)  the prepayment amount;

     (3)  the name and address of the Registrar;

     (4) that Notes prepaid in full must be surrendered to the Registrar to collect the prepayment amount;

     (5) that interest on Notes prepaid in full ceases to accrue on and after the prepayment date; and

     (6) the remaining principal indebtedness outstanding under Notes to be prepaid in part.

     The Registrar shall give the notice of prepayment in the Corporation's name and at its expense.

Section 3.04.  Deposit of Prepayment Amount.
               ----------------------------

     On or before the prepayment date, the Corporation shall deposit in a separate corporate account money sufficient to pay the prepayment amount on all Notes to be prepaid, in full or in part, on that date.

Section 3.05.  Effect of Notice of Prepayment.
               ------------------------------

     Once notice of prepayment is given, Notes called for prepayment in full become due and payable on the prepayment date and at the prepayment amount stated in the notice, unless a Noteholder shall provide Corporation with a written objection as to the prepayment amount within five (5) days after receipt of the notice of prepayment. Upon receipt of a written objection, the Corporation shall recalculate the principal and interest outstanding under the Note and shall pay the amount agreed upon by the Corporation and Noteholder. Upon surrender of the Notes to the Registrar and after any prepayment adjustment is made to a Note as provided herein, such Notes shall be paid as stated in the notice.

Section 3.06.  Notes Prepaid in Part.
               ---------------------

     Upon prepayment of a Note in part only, the Registrar shall certify for the Noteholder the principal balance remaining under the Note.

                                   ARTICLE 4
                                   COVENANTS
                                   ---------

Section 4.01.  Certain Definitions.
               -------------------

     "Board of Directors" means the Board of Directors of the Corporation or any committee of the Board.

     "Consolidated Net Tangible Assets" means the consolidated net worth of the Corporation, as determined under generally acceptable accounting principles, all as shown on the Corporation's most recent consolidated balance sheet.

     "Debt" means any debt for borrowed money or any guarantee of such a debt.

     "Lien" means any mortgage, pledge, security interest or lien.

     "Principal Property" means any property owned by the Corporation or a Restricted Subsidiary except any such property which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Corporation and its Subsidiaries.

     "Restricted Property" means:

     (1)  any Principal Property,

     (2)  any Debt of a Restricted Subsidiary, or

     (3) any shares of stock of a Restricted Subsidiary, not owned or hereafter acquired by the Corporation or a Restricted Subsidiary.

     "Restricted Subsidiary" means a Subsidiary deemed to be a significant subsidiary under the Rules and Regulations of the SEC in effect at the time the determination is made.

     "Subsidiary" means a corporation of which the Corporation, the Corporation and one or more Subsidiaries, or one or more Subsidiaries at the time own a majority of the corporation's outstanding stock having voting power under ordinary circumstances to elect a majority of that corporation's board of directors.

Section 4.02.  Payment of Securities.
               ---------------------

     The Corporation shall promptly pay the principal of, interest on and amounts owing under the Securities on the dates and in the manner provided in the Securities. An installment of principal, interest or other obligation due and owing shall be considered paid on the date it is due if the Registrar pays on that date money designated for and sufficient to pay the installment in the manner provided in Section 2.08 of this Indenture. The Corporation shall pay interest on overdue principal installments or on such other obligations owed by the Corporation at the rate borne by the applicable Security.

Section 4.03.  Limitation on Liens.
               -------------------

     The Corporation shall not, and it shall not permit any Restricted Subsidiary to, create, incur or assume a Lien on Restricted Property to secure a Debt unless:

     (1) the Lien equally and ratably secures the Securities and the Debt. The Lien may equally and ratably secure the Securities and any other obligation of the Corporation or a Subsidiary. The Lien may not secure an obligation of the Corporation that is subordinated to the Securities;

     (2) the Lien is on property, Debt or shares of stock of a corporation at the time the corporation becomes a Restricted Subsidiary;

     (3) the Lien is on property at the time the Corporation or a Restricted Subsidiary acquires the property. The Lien may not extend to any other property owned by the Corporation or a Restricted Subsidiary at the time the Lien is created, incurred or assumed;

     (4) the Lien secures Debt incurred to finance all or some of the purchase price or cost of construction of property of the Corporation or a Restricted Subsidiary. The Lien may not extend to any other property owned by the Corporation or a Restricted Subsidiary at the time the Lien is created, incurred or assumed. In the case of any construction, however, the Lien may extend to unimproved real property for the construction. The Debt secured by the Lien may not be incurred more than 120 days after the later of the acquisition, completion of construction or commencement of full operation of the property subject to the Lien;

     (5) the Lien secures Debt of a Restricted Subsidiary owing to the Corporation or another Restricted Subsidiary;

     (6) the Lien is on property of a corporation at the time the corporation merges into or consolidates with the Corporation or a Restricted Subsidiary;

     (7) the Lien is on property of a person at the time the person transfers or leases all or substantially all of its assets to the Corporation or a Restricted Subsidiary;

     (8) the Lien is in favor of a government or governmental entity and secures payments pursuant to a contract or statute or secures Debt incurred to finance all or some of the purchase price or cost of construction of the property subject to the Lien;

     (9) the Lien extends, renews or replaces in whole or in part a Lien ("existing Lien") enumerated in Clauses (1) though (8) above. The Lien may not extend beyond (i) the property subject to the existing Lien, and (ii) improvements and construction on such property. The Debt secured by the Lien may not exceed the Debt secured at the time by the existing Lien;

     (10) the Lien arises out of a judgment, decree or court order, so long as any appropriate legal proceeding which may have been initiated for review shall not have been finally terminated or so long as the period within which such proceeding may be initiated shall not have expired;

     (11) the Lien secures Debt of the Corporation or a Restricted Subsidiary if such Debt plus all other Debt of the

          Corporation and its Restricted Subsidiaries secured by Liens on Restricted Property, excluding Debt secured by a Lien existing as of the date of this Indenture or permitted by clauses (1) through (10) above, at the time does not exceed 5% of Consolidated Net Tangible Assets; or

     (12) the Lien pertains to the underlying vehicles securing the Contracts, as more particularly described in the Contracts Prospectus.


Section 4.04.  Payment of Dividends.
               --------------------

     The Corporation shall not: (a) declare or pay any dividend or make any distribution on its capital stock or to its stockholders (other than dividends or distributions payable solely in shares of the capital stock of the Corporation); (b) purchase, redeem or otherwise acquire or retire for value any shares of its capital stock; or (c) permit a Subsidiary to purchase, redeem or otherwise acquire or retire for value any share of capital stock of the Corporation until the Securities are satisfied in full.

Section 4.05.  Corporate Existence.
               -------------------

     Subject to Article 5, the Corporation will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided, however, that the Corporation shall not be required to preserve any right or franchise if it shall determine that the preservation is no longer desirable in the conduct of the Corporation's business and that the loss will not be disadvantageous in any material respect to the Holders.

Section 4.06.  Maintenance of Principal Properties.
               -----------------------------------

     The Corporation will cause all Principal Properties to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Corporation may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that neither the Corporation nor any Restricted Subsidiary shall be prevented from discontinuing the operation and maintenance of any of such Principal Properties or from omitting to make any repairs, renewals, replacements, betterments or improvements thereof if such discontinuance or omission is, in the judgment of the Corporation, desirable in the conduct of the business of the Corporation and its Restricted Subsidiaries taken as a whole.

Section 4.07.  Ownership of Restricted Subsidiaries.
               ------------------------------------

     So long as any of the Securities shall be outstanding:

          (a) the Corporation will own directly, or indirectly, through one or more wholly-owned Subsidiaries, more than 80% of the voting shares, of each Restricted Subsidiary; and

          (b) the Corporation will not permit any Restricted Subsidiary to merge or consolidate with or into, or to sell, assign, transfer or otherwise dispose of the assets of such Restricted Subsidiary substantially as an entirety to any corporation or other person, except where the corporation surviving in such merger or consolidation, or the person to which such sale, assignment, transfer or other disposition is made, upon consummation of such transaction, will be a Restricted Subsidiary.

Section 4.08.  SEC Reports.
               -----------

     The Corporation shall file the annual reports, information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the other provisions of TIA (S) 314(a) to the extent applicable.

Section 4.09.  No Lien Created.
               ---------------

     This Indenture and the Securities do not create a Lien, charge or encumbrance on any property of the Corporation or any Subsidiary.

                                   ARTICLE 5
                             SUCCESSOR CORPORATION
                             ---------------------

Section 5.01.  When Corporation May Merge, etc.
               --------------------------------

     The Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to another corporation unless the resulting, surviving or transferee corporation assumes by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture. Thereafter all such obligations of the predecessor corporation shall terminate.

Section 5.02.  When Securities Must Be Secured.
               -------------------------------

     If, upon any such consolidation, merger or transfer, a Restricted Property would become subject to an attaching Lien that secures Debt, then before the consolidation, merger, or transfer occurs, the Corporation by supplemental indenture shall secure the Securities by a direct Lien on the Restricted Property. The direct Lien shall have priority over all Liens on the Restricted Property except those already on it. The direct Lien may equally and ratably secure the Securities and any other obligation of the Corporation or a Subsidiary. The Corporation, however, need not comply with this Section if:

     (a) upon the consolidation, merger or transfer the attaching Lien will secure the Securities equally and ratably with Debt secured by the attaching Lien; or

     (b)  The Corporation or a Restricted Subsidiary under clauses (2) through
          (11) of Section 4.03 could create a Lien on the Restricted Property to secure Debt at least equal in amount to that secured by the attaching Lien.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES
                             ---------------------

Section 6.01.  Events of Default.
               -----------------

     Subject to Section 6.02, an "Event of Default" occurs if:

     (1) the Corporation defaults in the payment of an installment due under any Note when the same becomes due and payable, whether of maturity or otherwise, and the default continues after the expiration of any cure period provided for under the terms of the Note;

     (2) the Corporation defaults in the payment of any principal installment and/or other financial obligation due under any Contract when the same becomes due and payable, whether at maturity or otherwise, and the default continues after the expiration of any cure period provided for under the terms of the Contract;

     (3) the Corporation fails to comply with any of its other agreements in the Securities or this Indenture and the default continues after the expiration of any applicable cure period provided for under the terms of this Indenture, the Notes or the Contracts;

     (4)  the Corporation pursuant to or within the meaning of any Bankruptcy
          Law:

          (A)  commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (D)  makes a general assignment for the benefit of its creditors; or

          (E)  fails generally to pay its debts as they become due; or

     (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A)  is for relief against the Corporation in an involuntary case;

          (B) appoints a Custodian of the Corporation or for any substantial part of its property; or

          (C)  orders the liquidation of the Corporation.

     The term "Bankruptcy Law" means title 11, United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.  Acceleration.
               ------------

     If an Event of Default occurs and is continuing, the Securityholders of the Security of the type in default shall have the right to accelerate payment under all of the Securities of the type in default as provided for under the terms and provisions of said instruments. Notwithstanding anything herein to the contrary, no Event of Default shall occur if the Corporation and the effected Securityholders shall negotiate a settlement of any outstanding default.

Section 6.03.  Other Remedies.
               --------------

     If an Event of Default occurs and is continuing, the Securityholders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, interest and/or other financial obligations due under the terms of the applicable Securities or to enforce the performance of any provision of the applicable Securities or this Indenture.

     A delay or omission by any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.  Waiver of Past Defaults.
               -----------------------

     Subject to Section 8.02, the Holders of a majority in principal amount of the Securities of the type in default by notice to the Registrar may waive an existing Default or Event of Default and its consequences. When a Default or Even of Default is waived, it is cured and stops continuing.

Section 6.05.  Limitation on Suits.
               -------------------

     Subject to Section 6.02, the Securityholders of the Security of the type in default may not pursue any remedy with respect to this Indenture or the applicable Security unless:

     (1) the Securityholder(s) holding the Security in default gives the Corporation and Registrar written notice of a continuing Event of Default as may be provided for under the terms of the applicable Security; and

     (2) the applicable Securityholders holding at least 25% in principal amount of the Security of the type in default agree in writing to pursue the remedy within 30 days after the Event of Default occurs.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder holding a similar Security or to obtain a preference or priority over such a Securityholder. Notwithstanding the foregoing, a Securityholder may pursue any remedy provided for under the terms of the Security in default if 25% of the Securityholders of the Security of the type in default do not elect to pursue their remedy hereunder. The Registrar shall be obligated to provide all Securityholders of the Security of the type in default written notice of an Event of Default within 5 days after receipt of the notice of default as provided for in Section 6.05(A) above.

Section 6.06.  Rights of Holders to Receive Payment.
               ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal and/or interest on any Security, or to bring suit for the enforcement of any such payment on or after the respective due dates, shall not be impaired or affected without the consent of the Holder of the Security.

Section 6.07.  Collection Suit by Securityholders.
               ----------------------------------

     If an Event of Default in payment of interest, principal, or any other obligation as specified in Section 6.01(1) or (2) occurs and is continuing, the Securityholders may recover judgment in their own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid to all Securityholders of the Security of the type in default.

Section 6.08.  Registrar May File Proofs of Claim.
               ----------------------------------

     The Registrar may file such proof of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

Section 6.09.  Priorities.
               ----------

     If the Securityholders collect any money pursuant to this Article, they shall pay out the money in the following order:

First: to the applicable Securityholders for the payment of all costs and expenses incurred in pursuing any remedy hereunder;

Second: to the applicable Securityholders for amounts due and unpaid on the Securities of the type in default for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third:  to the Corporation.


                                   ARTICLE 7
                             DISCHARGE OF INDENTURE
                             ----------------------

     This Indenture and all obligations of the Corporation hereunder shall terminate upon the payment of all obligations due and owing under the Securities, as the same may be amended and/or adjusted from time to time.

                                   ARTICLE 8
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS
                      -----------------------------------

Section 8.01.  Without Consent of Holders.
               --------------------------

     The Corporation may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

     (1)  to cure any ambiguity, omission, defect or inconsistency;

     (2)  to comply with Article 5;

     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; or

     (4) to make any change that does not adversely affect the rights of any Securityholder.

Section 8.02.  With Consent of Holders.
               -----------------------

     The Corporation may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of not less than a majority in principal amount of the Securities. The Holders of a majority in principal amount of the Securities may waive compliance by the Corporation with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder specifically affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

     (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

     (2) reduce the rate or extend the time for payment of interest on any Security;

     (3)  reduce the principal of or extend the fixed maturity of any Security;

     (4) make any Security payable in money other than that stated in the Security; or

     (5)  waive a default in payment of principal or interest on any Security.

Section 8.03.  Compliance with Trust Indenture Act.
               -----------------------------------

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ---------------------------------

     A consent to an amendment, supplement or waive by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holer's Security, even if notation of the consent is not made on any Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security. The Registrar must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder.

Section 8.05.  Notation on or Exchange of Securities.
               -------------------------------------

     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Corporation or the Trustee so determine, the Corporation in exchange for the Security shall issue and the Trustee shall authorize a new Security that reflects the changed terms.

Section 8.06.  Registrar to Sign Amendments, etc.
               ----------------------------------

     The Registrar shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Corporation may not sign an amendment or supplement until the Board of Directors approves it.

                                   ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

Section 9.01.  Trust Indenture Act Controls.
               ----------------------------

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 9.02.  Notices.
               -------

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

     If to the Corporation:    Genesis Financial Group, Inc.
                               4206 Williamson Road
                               Roanoke, VA  24012
                               Attention:  President


     If to the Registrar:      Genesis Financial Group, Inc.
                               4206 Williamson Road
                               Roanoke, VA  24012
                               Attention:  Registrar

     Any notice or communication to Securityholders shall be sufficiently given if mailed by first-class mail to each Registered Securityholder at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to give notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the Securityholder receives or reads it.

Section 9.03.  Communication by Holders with Other Holders And Obligations of
               --------------------------------------------------------------
Registrar.
---------

     Securityholders may communicate pursuant to TIA (S)312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Registrar and anyone else shall have the protection of TIA (S)312(c). The Registrar shall fulfill all obligations normally assigned to a Trustee as provided for under the applicable terms of TIA.

Section 9.04.  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

     Upon any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee:

     (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an opinion of counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each opinion of counsel shall be in writing. The legal counsel who renders it may be an employee of or counsel to the Corporation. The legal counsel shall be acceptable to the Trustee.

Section 9.05.  Statements Required in Certificate or Opinion.
               ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that the person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinions of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 9.06.  When Treasury Securities Disregarded.
               ------------------------------------

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Corporation or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 9.07.  Rules by Registrar.
               ------------------

     The Trustee may make reasonable rules for the administration of this Indenture. Such rules may cover matters relating to action by or a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 9.08.  Legal Holidays.
               --------------

     A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 9.09.  Governing Law.
               -------------

     This Indenture, the Securities and the Coupons shall be governed by the laws of the State of Virginia.

Section 9.10.  No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Corporation or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 9.11.  Successors.
               ----------

     All agreements of the Corporation in this Indenture and the Securities shall bind its successors.

Dated:  December ___, 1996          Genesis Financial Group, Inc.,
                                    a Virginia corporation

                                    By: ___________________________

                                    Its: __________________________


Attest: _________________________
          Secretary